EXHIBIT 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-43304, 333-91553 and 333-58991 on Form S-8 of Egghead.com, Inc. of our report dated March 29, 2001, appearing in this Annual Report on Form 10-K of Egghead.com, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

San Francisco, California
March 29, 2001